SUBSIDIARIES OF THE REGISTRANT

                       State of Incorporation     Other Names
Name                       or Organization      Used in Business
-------------------    ----------------------   ----------------
NewCare, Inc.                      Florida             None

Equity General Partner, Inc.            Florida             None

Oak Manor Nuring Home, Ltd.             Florida             None

Healthcare Facilities Limited
Partnership I                      Louisiana           None

Suncoast Nursing Home, Ltd.             Florida             None

Victoria Martin Nursing Home, Ltd.      Florida             None

Central Tampa Nursing Home, Ltd.        Florida             None

Bay to Bay Nursing Home, Ltd.            Florida            None

Healthcare Facilities, Inc.             Florida             None

Memorial Nursing Center, Inc.           Georgia             None

Cimerron Health Care, Inc.              Georgia             None

Fitzgerald Healthcare, Inc.             Georgia             None

Fitzgerald Nursing Center, Inc.         Georgia             None

Ft. Valley Nursing Center, Inc.         Georgia             None

Windward Nursing Center, Inc.           Georgia             None

KMH Enterprises, Inc.                   Georgia        Pleasant View
                                                  Nursing Center

Whigham Health & Rehabilitation, Inc.    Georgia            None

NewCare Hospital Corporation             Georgia            None

NewCare Nursing Corporation              Georgia            None

NewCare Retirement Corporation           Georgia            None

NewCare Hospital Management Corporation  Georgia            None

NewCare Dallas Hospital Management      Georgia             None
Corporation

NewCare Texas Nursing, Inc.             Georgia             None

NewCare Mass Nursing, Inc.              Georgia             None

Park Place, Ltd.                        Texas               None

Tyler Park Place, Inc.                  Texas               None

Wakulla Manor, Inc.                     Florida              None

Wakulla Acquisition, Inc.               Delaware             None